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                                                                    EXHIBIT 99.2


                              AMERIGON INCORPORATED
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        CONDENSED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 APRIL 23, 1991
                                               THREE MONTHS        (INCEPTION)
                                              ENDED MARCH 31,      TO MARCH 31,
                                            1996         1997          1997
                                           ------       ------   ---------------
                                                (UNAUDITED)        (UNAUDITED)
Revenues:
Development contracts and
  related grants                           $3,054         $384       $16,313
Grants                                          -           12         6,168
                                          -------      -------       -------
  Total revenues                            3,054          396        22,481
                                          -------      -------       -------

Costs and Expenses:
  Direct development contract and
    related grant costs                     2,771          869        19,187
  Direct grant costs                            -           28         4,760
  Research and development                    384          256         9,043
  Selling, general and administrative,
    including reimbursable expenses           555          794        14,581
                                          -------      -------       -------
      Total Costs and Expenses              3,710        1,947        47,571

                                          -------      -------       -------
Operating Loss                               (656)      (1,551)      (25,090)

Interest Income                                36           67           633
Interest Expense                                          (117)         (328)

                                          -------      -------       -------
Net Loss Before Extraordinary Item           (620)      (1,601)      (24,785)
Extraordinary Loss on
    Extinguishment of Debt                      -          340           340
                                          -------      -------       -------
Net Loss                                    ($620)     ($1,941)     ($25,125)
                                          -------      -------       -------
                                          -------      -------       -------

Net Loss Per Share Before
  Extraordinary Item                       ($0.15)      ($0.25)
                                          -------      -------
                                          -------      -------

Net Loss Per Share                         ($0.15)      ($0.30)
                                          -------      -------
                                          -------      -------

Weighted Average Number
  Of Shares Outstanding                     4,050        6,488
                                          -------      -------
                                          -------      -------